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                                                                    EXHIBIT 99.1

            ACACIA RESEARCH REPORTS SECOND QUARTER FINANCIAL RESULTS

NEWPORT BEACH, Calif.--(BUSINESS WIRE)--Aug. 13, 2002--Acacia Research Corporation (Nasdaq:ACRI - News) today reported second quarter financial results.

Revenues for the second quarter of 2002 were $438,000 versus $10,091,000 in the comparable 2001 period. Second quarter 2002 revenues, all of which related to our majority-owned subsidiary, CombiMatrix Corporation, were comprised of revenues recognized under its grants from the U.S. Department of Defense and the National Institutes of Health and product sales to a Japanese government institution.

The second quarter 2002 net loss from continuing operations was $9,701,000 or 49 cents per share versus a net loss from continuing operations of $4,772,000 or 25 cents per share in the comparable 2001 period.

Excluding non-cash compensation charges, the second quarter 2002 net loss was $8,457,000 versus $627,000 in the comparable 2001 period. Non-cash compensation charges after minority interests were $1,244,000 and $4,145,000 for the second quarter of 2002 and 2001, respectively and relate primarily to a step-up in value of our CombiMatrix subsidiary in connection with its proposed initial public offering in 2000.

Results for the second quarter of 2002 were impacted by CombiMatrix's accelerated development activities under the product commercialization phase of its July 2001 license, supply, research and development agreements with Roche Applied Science, resulting in an increase in research and development spending which totaled $5.0 million in the second quarter of 2002 versus $2.7 million in the comparable 2001 period.

(Note: All share and per-share information has been adjusted retroactively to reflect the 10% stock dividend declared by Acacia Research on October 22, 2001 and distributed on December 5, 2001.)

Financial Condition

Total assets were $93.0 million as of June 30, 2002 as compared to $110.9 million as of December 31, 2001.

Cash and short-term investments on a consolidated basis were $66.4 million as of June 30, 2002 as compared to $84.6 million as of December 31, 2001.

Business Highlights

Business highlights of the second quarter include:

-- In April 2002, CombiMatrix's Japanese subsidiary entered into a technology access and purchase agreement in Japan with the Computational Biology Research Center, a division of the Japanese National Institute of Advanced Industrial Science and Technology. The CBRC has purchased and installed a CombiMatrix gene chip synthesizer and entered into a multi-year agreement to purchase blank chips that will be used to synthesize custom gene chips. The agreement also gives CBRC access to the CombiMatrix set of informatics tools to help in their efforts to expand biotechnology related businesses in Japan.

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-- In April 2002, Acacia Research sold its interest in Advanced Material
Sciences, Inc., a development stage company that holds the exclusive license for CombiMatrix's biological array processor technology in certain fields of material science, to its subsidiary CombiMatrix. CombiMatrix issued 180,982 shares of its common stock in exchange for Acacia Research's 58% interest in Advanced Material Sciences, Inc. CombiMatrix currently owns 87% of Advanced Material Sciences and the remaining interests are owned by unaffiliated entities.

-- In May 2002, CombiMatrix's Japanese subsidiary entered into a technology access collaboration and purchasing agreement with the Genome Science Laboratory at the Research Center for Advanced Science and Technology (RCAST) of the University of Tokyo. Under the terms of the agreement, the RCAST has installed a CombiMatrix gene chip synthesizer and entered into a multi-year agreement to purchase blank chips that will be used in the development of diagnostic microarray applications, drug lead development and target gene identification for the drug discovery industry. The agreement includes a memorandum of understanding that in the event of the discovery or development of novel and valuable content, candidates or products, the parties will establish an agreement for the commercialization of those discoveries. Such an agreement enables both CombiMatrix and RCAST to benefit from the discoveries made using this platform.

Subsequent business highlights:

-- In July 2002 CombiMatrix completed a milestone in its strategic alliance with Roche Applied Science. CombiMatrix's strategic alliance with Roche includes a collaboration for the development and commercialization of CombiMatrix's DNA microarray technology, enabling flexible and fast custom manufacturing of microarrays by electrochemical oligonucleotide synthesis in-situ.

-- In July 2002, Acacia executed a license agreement with Loewe Opta GmbH, whereby Acacia will receive payment and grant a non-exclusive license of its patented V-chip technology to Loewe Opta GmbH, a manufacturer of televisions sold under the Loewe brand name.

-- In July 2002, Acacia was granted a patent for its digital media transmission technology in Japan. The patent provides coverage through January 2, 2012. The granting of the Japanese patent strengthens Acacia's worldwide intellectual property position, which includes five patents in the United States and issued patents in 17 foreign countries.

-- In July 2002, CombiMatrix completed a prototype electrochemical detection system and delivered the system to the U.S. Department of Defense. CombiMatrix developed its sensor technology through grants from the U.S. Department of Defense. The focus of the grants was aimed at developing an ultrasensitive hand-held biochip system for detecting the deployment of chemical and biological warfare agents.

A conference call is scheduled for 1:30 p.m. Pacific Time (4:30 p.m. Eastern) on Wednesday, August 14, 2002. The conference call will include a review of financial results for the first quarter and a discussion of business developments. Shareholders, analysts and reporters are welcome to participate. Paul R. Ryan, Chairman and CEO of Acacia Research, Robert "Chip" Harris, President of Acacia Research, and Dr. Amit Kumar, CEO of CombiMatrix Corporation, will host the call.

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To listen to the presentation by phone, dial 800-360-9865 for domestic callers and 973-694-6836 for international callers. A replay of the audio presentation will be available for 30 days at 800-428-6051 for domestic callers and 973-709-2089 for international callers, both of whom will need to enter the code 257113 when prompted.

The call is being webcast by CCBN and can be accessed at Acacia Research's Web site at www.acaciaresearch.com. Individual investors can listen to the call through CCBN's individual investor center at www.companyboardroom.com.

About Acacia Research Corporation

Acacia Research develops licenses and provides products for the life science and media technology sectors. Acacia licenses its V-chip technology to television manufacturers and owns pioneering technology for digital streaming and video-on-demand. Acacia's CombiMatrix subsidiary is developing a biochip technology for the life science market. Acacia Research's Web site is located at www.acaciaresearch.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of
1995:

This news release contains forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These statements are based upon our current expectations and speak only as of the date hereof. Our actual results may differ materially and adversely from those expressed in any forward-looking statements as a result of various factors and uncertainties, including the recent economic slowdown affecting technology companies, our ability to successfully develop products, rapid technological change in our markets, changes in demand for our future products, legislative, regulatory and competitive developments and general economic conditions. Our Annual Report on Form 10-K, recent and forthcoming Quarterly Reports on Form 10-Q, recent Current Reports on Forms 8-K and 8-K/A, and other SEC filings discuss some of the important risk factors that may affect our business, results of operations and financial condition. We undertake no obligation to revise or update publicly any forward-looking statements for any reason.


                  ACACIA RESEARCH CORPORATION (ACRI)
                     SUMMARY FINANCIAL INFORMATION
                              (unaudited)

CONSOLIDATED BALANCE SHEET INFORMATION
(in thousands)
                                        June 30,        December 31,
                                          2002             2001

Total Assets                           $  92,940         $ 110,859
Total Liabilities                      $  20,808         $  19,824
Minority Interests                     $  29,379         $  32,303
Total Stockholders' Equity             $  42,753         $  58,732

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CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except share and per share information)

                                               Three Months Ended
                                         June 30, 2002     June 30, 2001
Revenues:
 License fee income                       $       --        $   10,000
 Product revenue                                 274                --
 Grant revenue                                   164                91

  Total revenues                                 438            10,091

Operating expenses:
 Cost of sales                                   253                --
 Research and development expenses             5,026             2,651
 Non-cash stock compensation expense -- R&D      692             2,013
 Marketing, general and administrative
  expenses                                     5,516             9,550
 Non-cash stock compensation expense -- MG&A   1,451             5,176
 Amortization of patents and goodwill            564               638

  Total operating expenses                    13,502            20,028

Operating loss                               (13,064)           (9,937)

Total other (expense) income                    (816)            1,031

Loss from operations before income taxes
 and minority interests                      (13,880)           (8,906)

Benefit (provision) for income taxes              75              (228)

Loss from operations before minority
 interests                                   (13,805)           (9,134)

Minority interests                             4,104             4,362

Net loss                                  $   (9,701)       $   (4,772)

Loss per common share:
 Basic                                    $    (0.49)       $    (0.25)
 Diluted                                  $    (0.49)       $    (0.25)

Weighted average number of common and potential common shares outstanding used in computation of loss per share:
 Basic and diluted                        19,634,549        19,503,645

(Note: All share and per-share information has been adjusted retroactively to reflect the 10% stock dividend declared by Acacia Research on October 22, 2001 and distributed on December 5, 2001.)

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Contact:
     Acacia Research Corp., Newport Beach
     Rob Stewart (investor relations), 949/480-8300
     Fax: 949/480-8301